Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NEW PENNYMAC FINANCIAL SERVICES, INC.

New PennyMac Financial Services, Inc., a Delaware corporation (the “Company”), hereby certifies that:

1. Article I of the Amended and Restated Certificate of Incorporation of the Company is hereby amended in its entirety to read as follows:

“Section 1.1 Name. The name of the Corporation is PennyMac Financial Services, Inc. (the “Corporation”).”

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

3. This Certificate of Amendment shall become effective at 8:31 a.m. (Eastern Time) on November 1, 2018.

[Signature Page Follows]

In witness whereof, the Company has caused this certificate to be signed by its duly authorized officer on the date set forth below.

NEW PENNYMAC FINANCIAL SERVICES, INC.

By:	Derek W. Stark
Name:	Derek W. Stark
Title:	Secretary

Date:	October 31, 2018

[Signature page to Certificate of Amendment]